Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. Section 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Financial Report of Glink Arts Global Group, Inc. (f/k/a Sports Pouch Beverage Company, Inc.), for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on this Form 10, I, Chinh Trong Truong, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chinh Trong Truong
Chinh Trong Truong
Principal Financial Officer
Dated: August 16, 2022